Exhibit 99.1

Gyre Therapeutics Announces Appointment of David M. Epstein, Ph.D., to Board of Directors

SAN DIEGO, Aug. 8, 2024 (GLOBE NEWSWIRE) – Gyre Therapeutics (“Gyre”) (Nasdaq: GYRE), a self-sustainable, commercial-stage biotechnology company with clinical development programs focusing on a variety of chronic organ diseases, today announced the appointment of David M. Epstein, Ph.D., to Gyre’s Board of Directors (the “Board”), effective August 6, 2024. Dr. Epstein will serve as a member of the Audit Committee of the Board and as member of the Compensation Committee of the Board.

“We are thrilled to welcome David to the Gyre Board,” said Han Ying, Ph.D., Chief Executive Officer of Gyre Therapeutics. “His extensive global experience in biotech companies across the U.S. and Asia will be instrumental to Gyre as we advance our robust pipeline of clinical and pre-clinical assets forward.”

“I am delighted to join Gyre’s Board and to work with the company as it continues to advance novel therapies for fibrotic diseases,” said Dr. Epstein. “I look forward to supporting Gyre as it continues to develop its global therapeutic pipeline.”

Dr. Epstein is a co-founder of PairX Bio Pte. Ltd., a Singapore-based biotechnology company that is developing next-generation cancer-selective biologics, where he currently serves as director, President and Chief Executive Officer. Dr. Epstein co-founded and served as President and Chief Executive Officer of Black Diamond Therapeutics (Nasdaq: BDTX), leading the company through its January 2020 IPO and clinical proof-of-concept of its EFGR MasterKey inhibitor in 2023. Prior to Black Diamond, Dr. Epstein was Vice Dean, Innovation & Entrepreneurship and Associate Professor at Duke-NUS Medical School in Singapore, and prior to that he served as Chief Scientific Officer of OSI Pharmaceuticals (“OSI”), which was acquired by Astellas Pharma for over $4 billion in 2010.  Before his time at OSI, Dr. Epstein was a scientific founder and director at Archemix Corp., where he developed avacincaptad pegol (Izervay™), an anti-C5 aptamer for treatment of geographic atrophy secondary to age-related macular degeneration. Izervay™ was acquired by Iveric Bio and sold to Astellas Pharma Inc. for $5.9 billion in 2023.

About Gyre Therapeutics

Gyre Therapeutics is a biopharmaceutical company headquartered in San Diego, CA, with a primary focus on the development and commercialization of F351 (Hydronidone) for the treatment of NASH-associated fibrosis in the U.S. Gyre’s development strategy for F351 in NASH is based on the company’s experience in NASH rodent model mechanistic studies and CHB-induced liver fibrosis clinical studies. Gyre is also advancing a diverse pipeline in the PRC through its indirect controlling interest in Gyre Pharmaceuticals, including ETUARY therapeutic expansions, F573, F528, and F230.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, are forward-looking statements, including statements concerning: expectations regarding Gyre’s research and development efforts, expectations regarding future product sales, and Gyre’s business strategies. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect Gyre’s plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause Gyre’s actual results to differ materially from the forward-looking statements expressed or implied in this press release, including without limitation: Gyre’s ability to execute on its clinical development strategies; positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; the timing or likelihood of regulatory filings and approvals; competition from competing products; the impact of general economic, health, industrial or political conditions in the United States or internationally; the sufficiency of Gyre’s capital resources and its ability to raise additional capital. Additional risks and factors are identified under “Risk Factors” in Gyre’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024, and subsequent reports filed with the Securities and Exchange Commission.

Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

For Investors:

Stephen Jasper

stephen@gilmartinir.com